Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	Sean Wallace
+ 1 (202) 295-4299	+ 1 (202) 295-4202
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2020 Results and Increases its Regular Quarterly Dividend on its Common Stock by $0.025

Financial and Business Highlights

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.730 per share for Q4 2020 as compared to $0.705 per share for Q3 2020 – Cogent’s thirty-third consecutive quarterly dividend increase

o	The Q4 2020 $0.730 dividend per share represents an annual increase of 14.1% from the dividend per share of $0.640 for Q4 2019.

•	Service revenue increased by 0.9% from Q2 2020 to Q3 2020 and increased from Q3 2019 to Q3 2020 by 3.9%.

•	GAAP gross profit increased by 7.3% from Q3 2019 to $66.2 million for Q3 2020. Non-GAAP gross profit increased by 7.5% from Q3 2019 to $88.1 million for Q3 2020.

o	GAAP gross margin increased by 150 basis points from Q3 2019 to Q3 2020 to 46.5%. Non-GAAP gross margin increased by 200 basis points from Q3 2019 to Q3 2020 to 61.9%.

•	Net cash provided by operating activities was $33.0 million for Q3 2020, $41.3 million for Q2 2020 and $33.4 million for Q3 2019.

•	EBITDA margin increased by 60 basis points from Q2 2020 to 38.4% for Q3 2020 and increased by 150 basis points from Q3 2019.

•	EBITDA increased by 2.3% from Q2 2020 to $54.6 million for Q3 2020 and increased by 8.1% from Q3 2019.

[WASHINGTON, D.C. November 5, 2020] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $142.3 million for the three months ended September 30, 2020, an increase of 0.9% from the three months ended June 30, 2020 and an increase of 3.9% from the three months ended September 30, 2019. Foreign exchange positively impacted service revenue growth from the three months ended June 30, 2020 to the three months ended September 30, 2020 by $1.6 million and positively impacted service revenue growth from the three months ended September 30, 2019 to the three months ended September 30, 2020 by $1.1 million. On a constant currency basis, service revenue declined by 0.2% from the three months ended June 30, 2020 to the three months ended September 30, 2020 and grew by 3.1% from the three months ended September 30, 2019 to the three months ended September 30, 2020.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $105.1 million for the three months ended September 30, 2020; an increase of 1.2% from the three months ended June 30, 2020 and an increase of 5.7% over the three months ended September 30, 2019.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $37.1 million for the three months ended September 30, 2020; an increase of 0.1% over the three months ended June 30, 2020 and a decrease of 0.9% over the three months ended September 30, 2019.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell. Non-core revenue was $119,000 for the three months ended September 30, 2020; a decrease of 18.5% from the three months ended June 30, 2020. Non-core revenue was $108,000 for the three months ended September 30, 2019.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 7.3% from the three months ended September 30, 2019 to $66.2 million for the three months ended September 30, 2020 and decreased by 1.6% from the three months ended June 30, 2020. GAAP gross margin was 46.5% for the three months ended September 30, 2020, 45.0% for the three months ended September 30, 2019 and 47.7% for the three months ended June 30, 2020. Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.9 million for the three months ended September 30, 2020, $4.0 million for the three months ended September 30, 2019 and $3.3 million for the three months ended June 30, 2020.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 7.5% from the three months ended September 30, 2019 to $88.1 million for the three months ended September 30, 2020 and increased by 0.8% from the three months ended June 30, 2020. Non-GAAP gross profit margin was 61.9% for the three months ended September 30, 2020, 59.9% for the three months ended September 30, 2019 and 62.0% for the three months ended June 30, 2020.

Net cash provided by operating activities decreased by 1.4% from the three months ended September 30, 2019 to $33.0 million for the three months ended September 30, 2020 and decreased by 20.2% from the three months ended June 30, 2020.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 8.1% from the three months ended September 30, 2019 to $54.6 million for the three months ended September 30, 2020 and increased by 2.3% from the three months ended June 30, 2020. EBITDA margin was 38.4% for the three months ended September 30, 2020, 36.9% for the three months ended September 30, 2019 and 37.8% for the three months ended June 30, 2020.

Basic net (loss) income per share was $(0.11) for the three months ended September 30, 2020, $0.30 for the three months ended September 30, 2019 and $0.19 for the three months ended June 30, 2020. Diluted net (loss) income per share was $(0.11) for the three months ended September 30, 2020, $0.30 for the three months ended September 30, 2019 and $0.18 for the three months ended June 30, 2020.

Unrealized foreign exchange (losses) gains on Cogent’s 2024 Senior Euro Notes were $(17.3) million for the three months ended September 30, 2020, $6.2 million for the three months ended September 30, 2019 and $(3.4) million for the three months ended June 30, 2020.

Total customer connections increased by 3.3% from 85,692 as of September 30, 2019 to 88,509 as of September 30, 2020 and increased by 0.5% from 88,112 as of June 30, 2020. On-net customer connections increased by 3.3% from 73,870 as of September 30, 2019 to 76,338 as of September 30, 2020 and increased by 0.5% from 75,927 as of June 30, 2020. Off-net customer connections increased by 3.0% from 11,503 as of September 30, 2019 to 11,849 as of September 30, 2020 and off-net customer connections were 11,846 as of June 30, 2020.

The number of on-net buildings increased by 113 buildings from September 30, 2019 to 2,884 on-net buildings as of September 30, 2020 and increased by 30 on-net buildings from June 30, 2020.

Quarterly Dividend Increase Approved

On November 4, 2020, Cogent’s Board approved a regular quarterly dividend of $0.730 per common share payable on December 4, 2020 to shareholders of record on November 20, 2020. This fourth quarter 2020 regular dividend represents a 3.5% increase of $0.025 per share from the third quarter 2020 regular dividend of $0.705 per share and an annual increase of 14.1% from the Q4 2019 dividend of $0.640 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Share Buy-back Program Extension and Stock Purchases

On November 4, 2020, the Board extended Cogent’s share buy-back program to December 31, 2021.

During the three months ended September 30, 2020 Cogent purchased 4,567 shares of its common stock for $0.3 million. Subsequent to September 30, 2020, Cogent purchased 53,516 shares of its common stock for $3.1 million.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. Cogent’s workforce continues to work remotely with dedication. During the third quarter of 2020, Cogent experienced a decrease in sales productivity as certain new potential customers decided to delay the purchase of services and certain existing and new corporate customers decided to reduce their number of secondary service locations.

The ongoing impact of the COVID-19 pandemic and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the scope and duration of the pandemic, what actions governments may take in the future in response to the pandemic and what the impact will be on the economies of the world. While Cogent’s workforce is working remotely, Cogent provides no assurance that this will be sufficient to protect its workforce or its key employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks will be described in more detail in Cogent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and are set forth in its annual report on Form 10-K for the year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarters ended June 30, 2020 and March 31, 2020.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 5, 2020 to discuss Cogent’s operating results for the third quarter of 2020 and to discuss Cogent’s expectations for full year 2020. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$97,183	$97,472	$99,416	$102,683	$103,457	$103,800	$105,091
% Change from previous Qtr.	1.9%	0.3%	2.0%	3.3%	0.8%	0.3%	1.2%
Off-Net revenue	$36,843	$37,191	$37,418	$37,479	$37,321	$37,044	$37,092
% Change from previous Qtr.	0.8%	0.9%	0.6%	0.2%	-0.4%	-0.7%	0.1%
Non-Core revenue (1)	$111	$126	$108	$130	$137	$146	$119
% Change from previous Qtr.	-24.5%	13.5%	-14.3%	20.4%	5.4%	6.6%	-18.5%
Service revenue – total	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990	$142,302
% Change from previous Qtr.	1.6%	0.5%	1.6%	2.4%	0.4%	0.1%	0.9%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	1.7%	0.7%	1.7%	2.5%	0.6%	0.2%	-0.2%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	5.8%	5.4%	6.0%	6.8%	5.6%	5.1%	3.1%
Excise Taxes included in service revenue	$3,391	$3,191	$3,998	$4,334	$3,743	$3,298	$3,902
% Change from previous Qtr.	4.9%	-5.9%	25.3%	8.4%	-13.6%	-11.9%	18.3%
Network operations expenses (2)	$53,970	$54,181	$54,971	$55,684	$55,669	$53,581	$54,173
% Change from previous Qtr.	-2.6%	0.4%	1.5%	1.3%	-%	-3.8%	1.1%
GAAP gross profit (3)	$59,724	$60,403	$61,683	$64,300	$65,486	$67,208	$66,164
% Change from previous Qtr.	7.7%	1.1%	2.1%	4.2%	1.8%	2.6%	-1.6%
GAAP gross margin (3)	44.5%	44.8%	45.0%	45.8%	46.5%	47.7%	46.5%
Non-GAAP gross profit (4) (6)	$80,167	$80,608	$81,971	$84,608	$85,246	$87,409	$88,129
% Change from previous Qtr.	4.6%	0.6%	1.7%	3.2%	0.8%	2.5%	0.8%
Non-GAAP gross margin (4) (6)	59.8%	59.8%	59.9%	60.3%	60.5%	62.0%	61.9%
Selling, general and administrative expenses (5)	$32,568	$33,503	$31,456	$31,884	$34,852	$34,061	$33,546
% Change from previous Qtr.	12.2%	2.9%	-6.1%	1.4%	9.3%	-2.3%	-1.5%

Depreciation and amortization expense	$20,263	$19,979	$20,006	$20,002	$19,508	$19,896	$21,619
% Change from previous Qtr.	-3.3%	-1.4%	0.1%	-%	-2.5%	2.0%	8.7%
Equity-based compensation expense	$3,434	$5,289	$4,797	$4,940	$5,075	$6,083	$6,522
% Change from previous Qtr.	-22.1%	54.0%	-9.3%	3.0%	2.7%	19.9%	7.2%
Operating income	$24,400	$22,022	$25,799	$28,033	$25,850	$27,574	$26,036
% Change from previous Qtr.	9.4%	-9.7%	17.2%	8.7%	-7.8%	6.7%	-5.6%
Interest expense	$13,456	$13,595	$15,191	$15,211	$15,220	$15,499	$15,760
% Change from previous Qtr.	-0.4%	1.0%	11.7%	0.1%	0.1%	1.8%	1.7%
Net income	$9,217	$7,136	$13,701	$7,465	$9,227	$8,564	$(4,955)
Realized and unrealized gains (losses) on 2024 euro notes	$-	$177	$6,128	$(4,032)	$2,908	$(873)	$(17,315)
Basic net income per common share	$0.20	$0.16	$0.30	$0.16	$0.20	$0.19	$(0.11)
Diluted net income per common share	$0.20	$0.16	$0.30	$0.16	$0.20	$0.18	$(0.11)
Weighted average common shares – basic	45,223,157	45,354,327	45,438,656	45,553,727	45,658,565	45,754,880	45,815,718
% Change from previous Qtr.	-0.1%	0.3%	0.2%	0.3%	0.2%	0.2%	0.1%
Weighted average common shares – diluted	45,644,236	45,912,291	46,019,691	46,145,970	46,391,066	46,686,665	45,815,718
% Change from previous Qtr.	-0.3%	0.6%	0.2%	0.3%	0.5%	0.6%	-1.9%
EBITDA (6)	$47,561	$47,105	$50,515	$52,724	$50,394	$53,348	$54,583
% Change from previous Qtr.	-%	-1.0%	7.2%	4.4%	-4.4%	5.9%	2.3%
EBITDA margin	35.5%	34.9%	36.9%	37.6%	35.8%	37.8%	38.4%
Gains on asset related transactions	$536	$185	$87	$251	$39	$205	$99

EBITDA, as adjusted (6)	$48,097	$47,290	$50,602	$52,975	$50,433	$53,553	$54,682
% Change from previous Qtr.	0.9%	-1.7%	7.0%	4.7%	-4.8%	6.2%	2.1%
EBITDA, as adjusted, margin	35.9%	35.1%	37.0%	37.8%	35.8%	38.0%	38.4%
Net cash provided by operating activities	$28,637	$40,632	$33,443	$46,097	$28,458	$41,311	$32,980
% Change from previous Qtr.	-29.7%	41.9%	-17.7%	37.8%	-38.3%	45.2%	-20.2%
Capital expenditures	$13,288	$11,720	$12,051	$9,899	$12,866	$13,930	$13,296
% Change from previous Qtr.	21.5%	-11.8%	2.8%	-17.9%	30.0%	8.3%	-4.6%
Principal payments of capital (finance) lease obligations	$3,030	$1,976	$2,029	$2,056	$6,167	$3,716	$9,509
% Change from previous Qtr.	42.4%	-34.8%	2.7%	1.3%	200.0%	-39.7%	155.9%
Dividends paid	$26,565	$27,741	$28,565	$29,776	$30,557	$31,738	$32,657
Purchases of common stock	$-	$-	$-	$-	$-	$-	$270
Gross Leverage Ratio	4.28	5.08	4.97	4.86	4.78	5.08	5.10
Net Leverage Ratio	2.92	2.93	2.92	2.86	2.92	3.07	3.24
Customer Connections – end of period
On-Net	71,066	72,415	73,870	74,554	75,163	75,927	76,338
% Change from previous Qtr.	3.3%	1.9%	2.0%	0.9%	0.8%	1.0%	0.5%
Off-Net	11,138	11,321	11,503	11,660	11,721	11,846	11,849
% Change from previous Qtr.	1.5%	1.6%	1.6%	1.4%	0.5%	1.1%	0.0%
Non-Core (1)	318	318	319	325	329	339	322
% Change from previous Qtr.	-12.2%	-%	-0.3%	1.9%	1.2%	3.0%	-5.0%
Total customer connections	82,522	84,054	85,692	86,539	87,213	88,112	88,509
% Change from previous Qtr.	3.0%	1.9%	1.9%	1.0%	0.8%	1.0%	0.5%
On-Net Buildings – end of period
Multi-Tenant office buildings	1,746	1,751	1,757	1,767	1,769	1,771	1,783
Carrier neutral data center buildings	908	933	960	980	1,000	1,029	1,047
Cogent data centers	52	53	54	54	54	54	54
Total on-net buildings	2,706	2,737	2,771	2,801	2,823	2,854	2,884
Square feet – multi-tenant office buildings – on-net	949,486,923	951,031,709	954,013,024	957,173,183	961,154,384	962,049,183	968,355,695

Network – end of period
Intercity route miles	57,426	57,426	57,426	57,600	58,009	58,009	58,142
Metro fiber miles	33,664	34,163	34,985	35,526	36,079	36,438	36,725
Connected networks – AS’s	6,668	6,762	6,844	6,954	7,042	7,133	7,222
Headcount – end of period
Sales force – quota bearing	501	519	530	548	542	572	597
Sales force - total	639	656	667	686	684	716	740
Total employees	997	1,026	1,036	1,055	1,052	1,083	1,110
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	5.1	4.9	4.4	4.1	4.5	4.0	3.7
FTE – sales reps	464	478	488	502	522	533	563

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)	Network operations expense excludes equity-based compensation expense of $180, $226, $282, $306, $252, $305 and $346 in the three month periods ended March 31, 2019 through September 30, 2020, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,391, $3,191, $3,998, $4,334, $3,743, $3,298 and $3,902 in the three month periods ended March 31, 2019 through September 30, 2020, respectively.

(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)	Excludes equity-based compensation expense of $3,254, $5,063, $4,515, $4,634, $4,823, $5,778 and $6,176 in the three month periods ended March 31, 2019 through September 30, 2020, respectively.

(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
($ in 000’s) – unaudited
Net cash provided by operating activities	$28,637	$40,632	$33,443	$46,097	$28,458	$41,311	$32,980
Changes in operating assets and liabilities	6,727	(5,729)	3,785	(6,557)	5,325	$(3,232)	$6,255
Cash interest expense and income tax expense	12,197	12,202	13,287	13,184	16,611	15,269	15,348
EBITDA	$47,561	$47,105	$50,515	$52,724	$50,394	$53,348	$54,583
PLUS: Gains on asset related transactions	536	185	87	251	39	205	99
EBITDA, as adjusted	$48,097	$47,290	$50,602	$52,975	$50,433	$53,553	$54,682
EBITDA margin	35.5%	34.9%	36.9%	37.6%	35.8%	37.8%	38.4%
EBITDA, as adjusted, margin	35.9%	35.1%	37.0%	37.8%	35.8%	38.0%	38.4%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Service revenue, as reported – current period	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990	$142,302
Impact of foreign currencies on service revenue	135	260	176	88	184	202	(1,616)
Service revenue - as adjusted for currency impact (1)	$134,272	$135,049	$137,118	$140,380	$141,099	$141,192	$140,686
Service revenue, as reported – prior sequential period	$132,049	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990
Constant currency (decrease) increase	$2,223	$912	$2,329	$3,438	$807	$277	$(304)
Constant currency percent (decrease) increase	1.7%	0.7%	1.7%	2.5%	0.6%	0.2%	(0.2)%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
Service revenue, as reported – current period	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990	$142,302
Impact of foreign currencies on service revenue	2,078	1,505	1,058	683	746	674	(1,141)
Service revenue - as adjusted for currency impact (2)	$136,215	$136,294	$138,000	$140,975	$141,661	$141,664	$141,161
Service revenue, as reported – prior year period	$128,706	$129,296	$130,139	$132,049	$134,137	$134,789	$136,942
Constant currency increase	$7,509	$6,998	$7,861	$8,926	$7,524	$6,875	$4,219
Percent increase	5.8%	5.4%	6.0%	6.8%	5.6%	5.1%	3.1%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020
($ in 000’s) – unaudited
Service revenue total	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990	$142,302
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	74,413	74,386	75,259	75,992	75,429	73,782	76,138
GAAP Gross Profit (1)	$59,724	$60,403	$61,683	$64,300	$65,486	$67,208	$66,164
Plus - Equity-based compensation – network operations expense	180	226	282	306	252	305	346
Plus – Depreciation and amortization expense	20,263	19,979	20,006	20,002	19,508	19,896	21,619
Non-GAAP Gross Profit (2)	$80,167	$80,608	$81,971	$84,608	$85,246	$87,409	$88,129
GAAP Gross Margin (1)	44.5%	44.8%	45.0%	45.8%	46.5%	47.7%	46.5%
Non-GAAP Gross Margin (2)	59.8%	59.8%	59.9%	60.3%	60.5%	62.0%	61.9%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of June 30, 2020	As of September 30, 2020
Cash and cash equivalents	$417,026	$393,293
Debt
Capital (finance) leases – current portion	14,734	15,252
Capital (finance) leases – long term	189,044	197,688
Senior secured notes	445,000	445,000
Senior unsecured euro 2024 notes	393,011	410,365
Note payable	12,831	10,404
Total debt	1,054,620	1,078,709
Total net debt	637,594	685,416
Trailing 12 months EBITDA, as adjusted	207,563	211,643
Gross leverage ratio	5.08	5.10
Net leverage ratio	3.07	3.24

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2020 AND DECEMBER 31, 2019

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$393,293	$399,422
Accounts receivable, net of allowance for credit losses of $2,204 and $1,771, respectively	42,053	40,484
Prepaid expenses and other current assets	40,007	35,822
Total current assets	475,353	475,728
Property and equipment, net	421,251	368,929
Right-of-use leased assets	90,400	73,460
Deposits and other assets	13,910	14,007
Total assets	$1,000,914	$932,124

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,983	$11,075
Accrued and other current liabilities	47,714	51,301
Installment payment agreement, current portion, net of discounts of $245 and $350, respectively	8,292	9,063
Current maturities, operating lease liabilities	12,006	10,101
Current maturities, finance lease obligations	15,252	8,154
Total current liabilities	95,247	89,694
Senior secured 2022 notes, net of unamortized debt costs of $1,267 and $1,897, respectively and including premiums of $656 and $985, respectively	444,389	444,088
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $3,166 and $1,410, respectively and net of discounts of $1,164 and $0, respectively	406,034	150,001
Senior unsecured 2021 notes, net of unamortized debt costs of $857	—	188,368
Operating lease liabilities, net of current maturities	101,447	86,690
Finance lease obligations, net of current maturities	197,688	161,635
Other long term liabilities	16,800	15,327
Total liabilities	1,261,605	1,135,803
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,284,336 and 46,840,434 shares issued and outstanding, respectively	47	47
Additional paid-in capital	513,454	493,178
Accumulated other comprehensive income — foreign currency translation	(7,498)	(12,326)
Accumulated deficit	(766,694)	(684,578)
Total stockholders’ deficit	(260,691)	(203,679)
Total liabilities and stockholders’ deficit	$1,000,914	$932,124

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND SEMPTEMBER 30, 2019

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019
	(Unaudited)	(Unaudited)
Service revenue	$142,302	$136,942
Operating expenses:
Network operations (including $346 and $282 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	54,519	55,253
Selling, general, and administrative (including $6,176 and $4,515 of equity-based compensation expense, respectively)	39,722	35,971
Depreciation and amortization	21,619	20,006
Total operating expenses	115,860	111,230
Loss on finance leases amendment	(505)	—
Gains on equipment transactions	99	87
Operating income	26,036	25,799
Interest expense	(15,760)	(15,191)
Unrealized foreign exchange (loss) gain on 2024 Euro Notes	(17,315)	6,162
Interest income and other, net	484	2,185
(Loss) income before income taxes	(6,555)	18,955
Income tax benefit (provision)	1,600	(5,254)
Net (loss) income	$(4,955)	$13,701

Comprehensive (loss) income:
Net (loss) income	$(4,955)	$13,701
Foreign currency translation adjustment	5,408	(4,709)
Comprehensive income	$453	$8,992

Net (loss) income per common share:
Basic net (loss) income per common share	$(0.11)	$0.30
Diluted net (loss) income per common share	$(0.11)	$0.30
Dividends declared per common share	$0.705	$0.620

Weighted-average common shares - basic	45,815,718	45,438,656

Weighted-average common shares - diluted	45,815,718	46,019,691

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
	(Unaudited)	(Unaudited)
Service revenue	$424,205	$405,866
Operating expenses:
Network operations (including $903 and $688 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	164,326	163,811
Selling, general, and administrative (including $16,776 and $12,832 of equity- based compensation expense, respectively)	119,232	110,396
Depreciation and amortization	61,022	60,246
Total operating expenses	344,580	334,453
Loss on finance lease amendments	(423)	—
Gains on equipment transactions	343	808
Operating income	79,545	72,221
Interest expense	(46,481)	(42,243)
Realized foreign exchange gain on issuance of 2024 Euro Notes	2,547	—
Unrealized (loss) gain on foreign exchange on 2024 Euro Notes	(17,827)	6,339
Interest income and other, net	430	5,588
Loss on debt extinguishment and redemption- 2021 Notes	(638)	—
Income before income taxes	17,576	41,905
Income tax provision	(4,740)	(11,851)
Net income	$12,836	$30,054

Comprehensive income:
Net income	$12,836	$30,054
Foreign currency translation adjustment	4,828	(4,748)
Comprehensive income	$17,664	$25,306

Net income per common share:
Basic net income per common share	$0.28	$0.66
Diluted net income per common share	$0.28	$0.65

Dividends declared per common share	$2.045	$1.800

Weighted-average common shares – basic	45,818,677	45,428,305

Weighted-average common shares – diluted	46,598,870	45,948,331

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

(IN THOUSANDS)

	Three months Ended September 30, 2020	Three months Ended September 30, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net (loss) income	$(4,955)	$13,701
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,619	20,006
Amortization of debt costs, discounts and premiums	496	486
Equity-based compensation expense (net of amounts capitalized)	6,522	4,796
Unrealized losses (gains) on foreign exchange	17,378	(6,128)
Gains - equipment transactions and other, net	406	176
Deferred income taxes	(2,153)	4,454
Changes in operating assets and liabilities:
Accounts receivable	(1,009)	(1,048)
Prepaid expenses and other current assets	(788)	(1,315)
Accounts payable, accrued liabilities and other long-term liabilities	(4,305)	(3,738)
Deposits and other assets	(231)	2,053
Net cash provided by operating activities	32,980	33,443
Cash flows from investing activities:
Purchases of property and equipment	(13,296)	(12,051)
Net cash used in investing activities	(13,296)	(12,051)
Cash flows from financing activities:
Dividends paid	(32,657)	(28,565)
Purchases of common stock	(270)	—
Principal payments on installment payment agreement	(2,727)	(2,574)
Principal payments of finance lease obligations	(9,509)	(2,029)
Proceeds from exercises of stock options	186	351
Net cash (used in) financing activities	(44,977)	(32,817)
Effect of exchange rates changes on cash	1,560	(1,583)
Net decrease in cash and cash equivalents	(23,733)	(13,008)
Cash and cash equivalents, beginning of period	417,026	409,279
Cash and cash equivalents, end of period	$393,293	$396,271

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND SEPTEMBER 30, 2019

(IN THOUSANDS)

	Nine months Ended September 30, 2020	Nine months Ended September 30, 2019
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$12,836	$30,054
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	61,022	60,246
Amortization of debt costs, discounts and premiums	1,426	1,328
Equity-based compensation expense (net of amounts capitalized)	17,679	13,520
Loss on debt extinguishment and redemption – 2021 Notes	638	—
Unrealized losses (gains) on foreign exchange	17,281	(6,305)
Realized foreign exchange gain on issuance of 2024 Notes	(2,547)	—
Gains - equipment transactions and other, net	80	(131)
Deferred income taxes	2,100	9,285
Changes in operating assets and liabilities:
Accounts receivable	(1,102)	(43)
Prepaid expenses and other current assets	(3,253)	(4,862)
Accounts payable, accrued liabilities and other long-term liabilities	(2,783)	1,350
Deposits and other assets	(628)	(1,730)
Net cash provided by operating activities	102,749	102,712
Cash flows from investing activities:
Purchases of property and equipment	(40,092)	(37,059)
Net cash used in investing activities	(40,092)	(37,059)
Cash flows from financing activities:
Dividends paid	(94,952)	(82,871)
Purchases of common stock	(270)	—
Redemption and extinguishment of 2021 Notes	(189,225)	—
Net proceeds from issuance of senior unsecured 2024 Euro Notes - net of debt costs of $2,137 and $1,556, respectively	240,285	152,128
Principal payments on installment payment agreement	(7,855)	(7,348)
Principal payments of finance lease obligations	(19,392)	(7,035)
Proceeds from exercises of stock options	1,175	1,270
Net cash (used in) provided by financing activities	(70,234)	56,144
Effect of exchange rates changes on cash	1,448	(1,619)
Net (decrease) increase in cash and cash equivalents	(6,129)	120,178
Cash and cash equivalents, beginning of period	399,422	276,093
Cash and cash equivalents, end of period	$393,293	$396,271

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Quarterly Report on Form 10-Q for the quarters ended September 30, 2020, June 30, 2020 and March 31, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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